Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PRTX, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. S. Craig Barton, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dr. S. Craig Barton

Dr. S. Craig Barton

Title: President and Chief Financial Officer

March 18, 2009